EXHIBIT 99.1

News Release

For more information contact:

Media Contact:

Lori Stafford-Thomas

Assistant V.P. Corp. Comms.

(262) 879-5130

lori.stafford@fiserv.com

Investor Contact:

David Banks

V.P. Investor Relations

(262) 879-5055

david.banks@fiserv.com

For immediate release:

July 2, 2008

Fiserv Agrees to Sell Majority Interest in its Insurance Business

Agreement will increase focus on payments and transactional services to the financial services industry

Brookfield, Wis., July 2, 2008 – Fiserv, Inc. (NASDAQ: FISV), a leading provider of information technology services to the financial and insurance industries, today announced it has signed a definitive agreement with Trident IV, a private equity fund managed by Stone Point Capital LLC, in which Trident will invest approximately $205 million in equity and $335 million in debt to acquire a 51 percent majority interest in Fiserv’s insurance businesses.

Fiserv expects to receive approximately $510 million in net after-tax proceeds and to retain a 49 percent equity interest in Fiserv Insurance Solutions. The transaction is anticipated to close in July 2008, subject to regulatory approval and other customary closing conditions. The transaction will include nearly all aspects of Fiserv’s insurance segment. The current management team and employee base will continue with the company, which will be known as Fiserv Insurance Solutions, Inc.

“Stone Point Capital brings a proven track record of insurance industry success that we believe will accelerate the growth opportunities for Fiserv Insurance Solutions and its clients,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “Within Fiserv, we are able to free up capital, maintain an interest in Fiserv Insurance Solutions that should increase in value, and intensify our focus on delivering products and services within the broad financial services and payments landscape.”

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

“We are delighted to partner with Fiserv and the management team of Fiserv Insurance Solutions,” said Chuck Davis, Chief Executive Officer of Stone Point Capital. “Fiserv Insurance Solutions is a leading player in the insurance technology and outsourcing space. We believe there are a number of exciting growth opportunities for the business, and we look forward to working with the Fiserv Insurance Solutions management team to pursue these growth initiatives as an independent company focused on serving the insurance marketplace. We are also pleased that Fiserv will be continuing its involvement, through a significant minority ownership position, which we believe will further enhance the company’s prospects for success.”

Stone Point Capital and its predecessor operations have a 20-year history of successful investing in the global insurance and financial services industries. Stone Point Capital primarily targets investments in the insurance and financial services industries, including insurance underwriting, distribution and services, benefits and healthcare, asset management and retirement savings, and banking and depository institutions.

“Stone Point Capital’s business philosophy and culture match our own,” said Mark Damico, president and CEO of Fiserv Insurance Solutions. “The entire Fiserv Insurance Solutions management team is excited to go to market with a partner with deep insurance sector expertise. Stone Point Capital recognizes our commitment to employees as well as clients and, through our partnership, we will continue to provide innovative solutions for years to come.”

“Over the last year, Fiserv has assembled a powerful combination of products and services to better serve our clients,” added Yabuki. “Going forward, we are focused on delivering unique value through innovative technology solutions and product integration. Additionally, we will seek opportunities to bolster our payments and transaction processing capabilities – organically and through acquisition – which enhance our overall market position.”

Fiserv expects to receive approximately $510 million of net transaction proceeds and expects slight 2008 earnings dilution of less than 1 percent, or $0.02 to $0.03 per share depending upon reinvestment of the net proceeds. In connection with the sale, Fiserv also affirmed its 2008 adjusted earnings per share guidance range of $3.28 to $3.40 from continuing operations. Fiserv expects the transaction to be accretive to its long-term revenue, earnings and margin growth rates.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Upon closing the transaction, Fiserv will no longer consolidate revenue and expenses from Fiserv Insurance Solutions. Due to the sale of its majority interest, the company will report its 49 percent share of net earnings in Fiserv Insurance Solutions on a single income statement line item, which is anticipated to begin in Fiserv’s third quarter earnings announcement.

In a related action, the Fiserv Board of Directors authorized the repurchase of up to an additional 10 million shares of Fiserv common stock. [See related announcement, “Fiserv Announces 10 Million Share Repurchase Authorization.”]

About Stone Point Capital LLC

Stone Point Capital LLC (www.stonepoint.com) is a global private equity firm based in Greenwich, Connecticut. Stone Point Capital, which serves as the manager of the Trident Funds, has raised more than $10 billion of committed capital for investments in the global insurance and financial services industries.

About Fiserv Insurance Solutions, Inc.

Hundreds of Life, P&C, Health, and Reinsurance carriers, managing general agents, and administrators rely on Fiserv Insurance Solutions for innovative insurance technology, professional services, and outsourcing solutions. Solutions include business process outsourcing, insurance policy and claims administration, underwriting, rating, advanced billing and collections, point-of-sale technology and straight-through processing solutions. In addition, more than 3,000 clients use the company’s market-leading financial and compliance solutions. Fiserv Insurance Solutions can be found on the Internet at www.fiservinsurance.com.

About Fiserv, Inc.

Fiserv, Inc. (NASDAQ: FISV), a Fortune 500 company, provides information management and electronic commerce systems and services to the financial and insurance industries. Leading services include transaction processing, outsourcing, electronic bill payment and presentment, investment management solutions, business process outsourcing (BPO), software, risk management and systems solutions. Headquartered in Brookfield, Wis., the company is the leading provider of core processing

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

solutions for U.S. banks, credit unions and thrifts. Fiserv was ranked the largest provider of information technology services to the financial services industry worldwide in the 2004, 2005 and 2006 FinTech 100 surveys. In 2007, the company completed the acquisition of CheckFree, a leading provider of electronic commerce services. Fiserv reported nearly $4 billion in total revenue from continuing operations for 2007. For more information, please visit www.fiserv.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of, and proceeds from, the transactions discussed herein, and the expected impact of the transaction on the company’s earnings per share, revenue, earnings and margin growth rates. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may adversely impact the anticipated outcomes include, among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; the outcome of any legal proceedings that may be instituted against the parties or others related to the transaction agreement; conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the amount of the costs, fees, expenses and charges related to the transaction may be different than expected; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction may be different than currently planned; and other factors identified in Fiserv’s filings with the SEC from time to time, including those in its annual report on Form 10-K. You should consider these factors carefully in evaluating forward-looking statements, and are cautioned not to place undue reliance on such statements. Fiserv assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

FISV-G

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com